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                                                                 Exhibit 10.17.2

                                                                  EXECUTION COPY
                                                                  --------------

                                   GUARANTY
                                   ---------

          GUARANTY dated as of October 14, 1998 (this "GUARANTY") from CAPITAL ONE BANK, a Virginia banking corporation (the "GUARANTOR"), in favor of (i) First Security Bank, N.A., a national banking association having an address at 79 South Main Street, Salt Lake City, Utah 84111, and Val T. Orton, not individually but solely in their capacities as owner trustee of the COB Real Estate Trust 1995-1 under the Amended and Restated Trust Agreement dated as of October 14, 1998 (herein, together with their successors and assigns, collectively the "LESSOR"), (ii) First Union National Bank, in its capacity as trustee under the Indenture referred to below (herein, together with its successors and assigns as trustee, the "INDENTURE TRUSTEE") and Lawyers Title Realty Services, Inc., in its capacity as deed of trust trustee under said Indenture (the "DEED OF TRUST TRUSTEE"), (iii) the Note Purchasers referred to below, (iv) the Registered Owners from time to time of the Notes referred to below and (v) the LC Issuer referred to below. The Lessor, the Indenture Trustee, the Deed of Trust Trustee, said Note Purchasers and such Registered Owners of Notes and said LC Issuer are sometimes collectively called the "OBLIGEES".

                             PRELIMINARY STATEMENT

          The Lessor is the owner of fee simple interests or leasehold interests in land parcels located in Hillsborough County, Florida and Henrico County, Virginia and respectively described in Schedule A to the Indenture, Fee and Leasehold Deed of Trust, Mortgage, Security Agreement and Fixture Filing dated as of October 14, 1998 (herein, as amended or supplemented from time to time, the "INDENTURE") from the Lessor (and the Lessee referred to below) to the Indenture Trustee and the Deed of Trust Trustee, together with all buildings, structures and other improvements located and to be located thereon (such interests in the land parcels and improvements thereon herein called the "PROPERTY"). The Lessor has entered into an Amended and Restated Lease Agreement dated as of October 14, 1998 relating to the Property (herein, together with all supplements and amendments thereto and any memorandum or short form in respect of any thereof entered into for the purpose of recording, the "LEASE"), as lessor, with Capital One Realty, Inc., a Delaware corporation having an address at 2980 Fairview Park Drive, Suite 1400, Falls Church, VA 22042, as lessee (herein, together with its successors and assigns, the "LESSEE"). The Guarantor owns all the outstanding capital stock of the Lessee.

          The Lessor has financed a portion of the cost of acquiring the Property by issuing its 6.86% Senior Secured Notes due 2005 (the "NOTES") in the aggregate original principal amount of $83,762,000 pursuant to the Note Purchase Agreement dated as of October 14, 1998 (the "NOTE PURCHASE AGREEMENT") entered into by the Lessor with the institutional investors named
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in Exhibit A thereto (the "NOTE PURCHASERS"). The Notes are being issued under the Indenture and are secured by the Indenture, by an Assignment of Lease dated as of October 14, 1998 from the Lessor to the Indenture Trustee (the "ASSIGNMENT OF LEASE") and by an Assignment of Guaranty dated as of October 14, 1998 from the Lessor to the Indenture Trustee (the "ASSIGNMENT OF GUARANTY"). The Assignment of Lease and the Assignment of Guaranty are respectively consented and agreed to by the Lessee and the Guarantor. The Lessor has also granted a subordinated deed of trust and mortgage on the Property for the benefit of BTM Capital Corporation and its successors and assigns as provider of the Letter of Credit referred to in the Lease (the "LC ISSUER").

          In order to induce the Lessor to accept the Lease, the Indenture Trustee to enter into the Indenture, the Note Purchasers to purchase Notes and the LC Issuer to issue said Letter of Credit, the Guarantor hereby agrees with the Obligees as follows:

1.  THE GUARANTY.

1.1.  GUARANTY.

          The Guarantor hereby absolutely, irrevocably and unconditionally guarantees the due and punctual payment of all obligations of the Lessee now or hereafter existing under the Lease and the Assignment of Lease (collectively, the "LEASE DOCUMENTS") for the payment of Basic Rent, Additional Rent and all other amounts due under the Lease Documents and the due and punctual observance and performance of all covenants and agreements of the Lessee contained in the Lease Documents (the payment and performance obligations referred to above are herein called the "OBLIGATIONS"). With respect to the Lessee's obligations under Articles 8 and 9 of the Lease, the Guarantor further guarantees the performance of such obligations to First Security Bank, N.A. in its individual capacity. The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Lease Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Obligee with respect thereto.

          This Guaranty is a continuing guaranty of payment and performance of the Obligations and not a guaranty of collection. The Guarantor will perform its obligations hereunder at the place specified for the Lessee's performance of the Obligations unless otherwise specified.

          Each and every default in any payment or performance of any Obligations shall give rise to a separate claim and cause of action hereunder and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

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          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Obligee upon the insolvency, bankruptcy or reorganization of the Lessee or otherwise, all as though such payment has not been made.

          Notwithstanding the foregoing, this Guaranty is not a guaranty of the Notes.

1.2.  GUARANTY ABSOLUTE.

          This Guaranty and the liability of the Guarantor hereunder shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by any thing, event, happening, matter, circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof or consent thereto), including without limitation:

          (a) the legality, validity, regularity or enforceability of the Lease Documents; or

          (b) any amendment or modification of any provision of either of the Lease Documents or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any amounts due under the Lease Documents or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or guaranty so furnished or accepted for any of the Obligations; provided that any such extension of the time of payment of any amounts due or the granting of time in respect of such payment thereof shall also inure to the benefit of the Guarantor; or

          (c) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of the Lease Documents, or any exercise or non-exercise of any right, remedy or power in respect thereof; or

          (d) any bankruptcy, receivership, insolvency, organization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Lessee or the properties or creditors of the Lessee; or

          (e) the occurrence of any Lease Default or Lease Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, the Lease Documents or any other agreement; or

          (f) any failure, neglect or omission on the part of any Obligee or any other person to realize upon any obligations or liabilities of the Lessee, or to provide for

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     any insurance on the Property, or to establish or maintain the priority or perfection of any interest in the Property, or to assert any claim or to exercise or enforce any right or remedy against the Lessee or any other person; or

          (g) the transfer, assignment, subletting or mortgaging or the purported transfer, assignment, subletting or mortgaging of all or any part of the interest of any Obligee or the Lessee in the Property, or any invalidity or illegality of, or inability to enforce, any such transfer; or

          (h) any failure of title with respect to the interest of the Lessee or any Obligee in the Property; or

          (i) any failure on the part of the Lessee or the Guarantor, or any trustee or agent thereof, to perform or comply with any term of the Lease Documents or any other agreement; or

          (j) any suit or other action brought by any beneficiaries or creditors of, or by, the Lessee, the Guarantor or any other person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Lease Documents or any other agreement; or

          (k) any lack or limitation of status or of power, incapacity or disability of the Lessee or the Guarantor, or any trustee or agent thereof; or

          (l) any rejection of any Lease Document to which the Lessee is a party in a bankruptcy proceeding filed by or against the Lessee or any other person; or

          (m) in respect of the Lessee or the Guarantor, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Lessee or the Guarantor, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Lessee or the Guarantor and whether or not of the kind herein before specified.

          The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties. In order to hold the Guarantor liable hereunder, there shall be no obligation on the part of any Obligee or any other person at any time to demand or resort for payment or

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performance to the Lessee or to any property or other rights or remedies whatsoever. Without limiting the foregoing, it is agreed and understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Lessee shall default under the terms of either of the Lease Documents and that, notwithstanding the recovery hereunder for or in respect of any given default by the Lessee under either of the Lease Documents, this Guaranty shall remain in force and effect and shall apply to each and every subsequent default.

          The Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by (a) any reorganization, merger or consolidation of the Lessee or the Guarantor into or with any other corporation or entity, or the sale, lease or transfer of any other assets of the Lessee or the Guarantor, or (b) the assignment by the Lessee of any of its rights or obligations under the Lease.

1.3.  WAIVERS, ETC.

          The Guarantor waives promptness, diligence, protest, presentments and all notices and demands whatsoever with respect to any of the Obligations and this Guaranty, and all rights to require any Obligee to (a) proceed against the Lessee, (b) protect, secure, perfect or insure any Lien or any property subject thereto or (c) pursue any other remedy any Obligee may now or hereafter have against the Lessee.

          The Guarantor waives any right or claim of right to cause a marshaling of Lessee's assets. No delay on the part of any Obligee in the exercise of any right, power or privilege under the Lease Documents or this Guaranty shall operate as a waiver of any such right, power or privilege. No Obligee shall be obligated to pursue or exhaust any remedies against the Lessee or any other person or collateral prior to proceeding against the Guarantor.

          The Guarantor waives any defense arising by reason of the cessation from any cause whatsoever of the liability of Lessee, except that the Guarantor does not waive the defense of indefeasible payment in full and performance of the Obligations. Until the Obligations shall have been indefeasibly paid and performed in full, the Guarantor waives any right to enforce the rights it shall acquire by reason of the Guarantor's payment or performance on behalf of the Lessee, whether by way of subrogation or otherwise, any remedy which any Obligee now has or may hereafter have against the Lessee, or any benefit of rights to participate in any security now or hereafter held by any Obligee and pursuit by any Obligee of any of its remedies shall not impair this Guaranty and shall not be deemed an election of remedies. Until the Obligations shall have been indefeasibly paid in full and performed as aforesaid, the Guarantor shall not take any action to hinder or delay the exercise of any right to

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remedy to the extent granted under the Lease Documents, this Guaranty or any applicable law to any Obligee in respect of the Property or the guaranty hereunder; nor exercise or pursue any rights, remedies, powers, privileges or benefits of any kind hereunder (whether available to the Guarantor hereunder or at law or in equity); nor, in proceedings under the bankruptcy laws or insolvency proceedings of any nature, shall the Guarantor prove, in competition with any Obligee, any claim in respect of any payment hereunder; nor in any such proceedings shall the Guarantor be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of the Lessee or the benefit of the Security.

1.4. SECURITY.

          The Guarantor irrevocably authorizes each Obligee, without notice or demand and without affecting its liability hereunder, from time to time to (a) exercise any rights it may have to apply any security for any of the Obligations which, now or hereafter, such Obligee may hold or in which it may have any interest (the "SECURITY") to the satisfaction, in whole or in part, of such Obligations in whatever manner such Obligee shall determine, or compromise or make any settlement or other arrangement or accommodation with the Lessee or any other person; and (b) direct the order or manner of sale of the Security as such Obligee, in its discretion, may determine.

2.   REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR.

          The Guarantor represents and warrants to the Obligees (effective as of the Basic Term Commencement Date) that:

2.1. ORGANIZATION; POWER AND AUTHORITY.

          The Guarantor is a banking corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Guarantor has full power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and to execute and deliver and perform the provisions of this Guaranty.

2.2. AUTHORIZATION, ETC.

          This Guaranty has been duly authorized by all necessary corporate and shareholder action on the part of the Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in

                                      -6-
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accordance with its terms, except as such enforceability may be limited by (a)
applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3.  DISCLOSURE.

          The Note Purchasers have been furnished with a copy of a Confidential Offering Memorandum, dated July 1998 (such Confidential Offering Memorandum together with any financial statements attached thereto, the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the business and properties of the Guarantor and its Subsidiaries. None of this Guaranty, the Memorandum, the documents, certificates or other writings delivered to the Lessor and the Note Purchasers by or on behalf of the Guarantor in connection with the transactions contemplated hereby (including without limitation all written material furnished at the due diligence meetings held on September 10 and 11, 1998) and the financial statements listed in Schedule 2.5, taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or in the financial statements listed in Schedule 2.5 to this Guaranty, since December 31, 1997, there has been no change in the financial condition, operations, business, properties or prospects of the Guarantor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Guarantor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to the Lessor and the Note Purchasers by or on behalf of the Guarantor specifically for use in connection with the transactions contemplated hereby.

2.4.  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

          (a) Schedule 2.4 to this Guaranty contains (except as noted therein) complete and correct lists of (i) the Guarantor's Material Subsidiaries, showing, as to each such Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Guarantor and each other Subsidiary, (ii) the Guarantor's Affiliates, other than its Subsidiaries and its directors and senior officers, and (iii) the Guarantor's directors and senior officers. If considered together as a single Subsidiary, the Guarantor's

                                      -7-
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Subsidiaries that are not Material Subsidiaries would not constitute a significant Subsidiary.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Material Subsidiary shown in said Schedule 2.4 as being owned by the Guarantor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Guarantor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in said Schedule 2.4).

          (c) Each Material Subsidiary identified in said Schedule 2.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Material Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Material Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Guaranty, the agreements listed on said Schedule 2.4 and customary limitations imposed by corporate law statutes and bank regulatory requirements) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Guarantor or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

2.5.  FINANCIAL STATEMENTS.

          The Guarantor has delivered to each Note Purchaser copies of the consolidated financial statements of each of the Parent and Guarantor listed on
Schedule 2.5 to this Guaranty. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries or the Guarantor and its Subsidiaries, as the case may be, as of the respective dates specified in such Schedule and the consolidated results of their operations and changes in shareholders' equity or equity capital for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments) and except that certain financial statements are prepared in accordance with federal regulatory accounting principles.

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2.6.  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Guarantor of this Guaranty will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Material Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Guarantor or any Material Subsidiary is bound or by which the Guarantor or any Material Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Material Subsidiary or
(c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Material Subsidiary.

2.7.  GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Guarantor of this Guaranty.

2.8.  LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

          (a) Except as disclosed in Schedule 2.8 to this Guaranty, there are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any Subsidiary or any property of the Guarantor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Guarantor nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to it or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

2.9.  TAXES.

          The Guarantor and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent

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such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Guarantor or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Guarantor knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Guarantor and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Guarantor and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1997.

2.10. TITLE TO PROPERTY; LEASES.

          The Guarantor and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet described in Schedule 2.5 to this Guaranty or purported to have been acquired by the Guarantor or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business). The Lease and all other leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

2.11. LICENSES, PERMITS, Y2K, ETC.

          Except as disclosed in Schedule 2.11 to this Guaranty:

          (a) the Guarantor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, proprietary software, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (b) to the best knowledge of the Guarantor, no product of the Guarantor infringes in any material respect any license, permit, franchise, authorization, patent, proprietary software, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Guarantor, there is no Material violation by any Person of any right of the Guarantor or any of its Subsidiaries with respect to any patent, proprietary software, copyright, service mark, trademark, trade name or other right owned or used by the Guarantor or any of its Subsidiaries.

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          The Guarantor and its Subsidiaries are in the process of (a) reviewing and assessing all areas within their respective businesses and operations (including those affected by information received from suppliers and vendors) that could reasonably be expected to be adversely affected by the Year 2000 Problem, (b) developing a plan and timetable for addressing the Year 2000
Problem on a timely basis, and (c) to date, implementing that plan substantially in accordance with that timetable. The Guarantor reasonably believes that all of its computer applications that are material to the businesses and operations of the Guarantor and its Subsidiaries will on a timely basis be Year 2000 Compliant, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect. The Guarantor has asked most of its material vendors about their plans for and progress in identifying and addressing problems that their computer systems may face in correctly processing date information related to the Year 2000 Problem and is developing contingency plans for any essential vendors who fail to give the Guarantor sufficient credible information of their readiness as it affects the Guarantor's ability to be Year 2000 Compliant. As used in this Section, the term "YEAR 2000 COMPLIANT" means all computer applications of the Guarantor that are material to the businesses and operations of the Guarantor and its Subsidiaries will on a timely basis be able to perform properly date-sensitive functions involving all dates on and after January 1, 2000; and the term "YEAR 2000 PROBLEM" means the risk that computer applications used by the Guarantor or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates on and after January 1, 2000.

2.12. COMPLIANCE WITH ERISA.

          (a) The Guarantor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Guarantor nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Guarantor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Guarantor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer

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     Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

          (c) The Guarantor and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Guarantor's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Guarantor and its Subsidiaries is not Material.

          (e) The execution and delivery of this Guaranty will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Guarantor in the first sentence of this Section 2.12(e) is made in reliance upon and subject to the accuracy of the representations of the Note Purchasers in Section
     8.2 of the Note Purchase Agreement as to the sources of the funds used to pay the purchase price of the Notes to be purchased by them thereunder.

2.13. OFFERING OF THE NOTES, ETC.

          Neither the Guarantor nor anyone authorized to act on its behalf has offered this Guaranty or the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Note Purchasers and not more than 44 other institutional investors (all such other investors being "accredited investors" as defined under Rule 501(a) of the Securities
Act). Neither the Guarantor nor anyone authorized to act on its behalf has taken, or will take, any action that would subject the execution and delivery of this Guaranty or the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

2.14. EXISTING INDEBTEDNESS; FUTURE LIENS.

          (a) Except as described therein, Schedule 2.14 to this Guaranty sets forth a complete and correct list of all outstanding Indebtedness of the Guarantor and its Subsidiaries as of September 30, 1998, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Guarantor and its Subsidiaries on a consolidated basis. Neither the Guarantor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Guarantor or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Guarantor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment. No financial covenants of the Guarantor in respect of any such Indebtedness that address the matters contained in Sections 4.1 and 4.2 hereof are more restrictive than the covenants contained in Sections 4.1 and 4.2 hereof.

          (b) Except as disclosed in said Schedule 2.14, neither the Guarantor nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Managed Receivables, whether now owned or hereafter acquired, to be subject to a Lien other than in connection with Securitizations of such Managed Receivables.

2.15. STATUS UNDER CERTAIN STATUTES.

          Neither the Guarantor nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

3.    AFFIRMATIVE COVENANTS.

          The Guarantor covenants that commencing on the Basic Term Commencement Date and thereafter so long as any of the Obligations are unpaid:

3.1.  FINANCIAL AND BUSINESS INFORMATION.

          The Guarantor will deliver or otherwise make available through electronic media (provided that the Guarantor shall give prior written notice to each Obligee of such availability and shall, notwithstanding such availability, make timely delivery to each Obligee upon its request either generally or from time to time):

     (a)  Quarterly Statements -- within 60 days after the end of each quarterly
          --------------------
fiscal period in each fiscal year of the Guarantor (other than the last quarterly fiscal period of each such fiscal year), copies of

          (i) a consolidated report of condition of the Guarantor and its Subsidiaries as at the end of such quarter, and

          (ii) consolidated reports of income and changes in equity capital of the Guarantor and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

        (b)  Annual Statements -- within 120 days after the end of each fiscal
             -----------------
year of the Guarantor, copies of

             (i) a consolidated report of condition of the Guarantor and its Subsidiaries as at the end of such year, and

             (ii) consolidated reports of income and changes in equity capital and cash flows of the Guarantor and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

             (1) by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (2) a certificate of such accountants stating that they have reviewed this Guaranty and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Lease Default or a Lease Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Lease Default or Lease Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

          (c)  SEC and Other Reports -- promptly upon their becoming available,
               ---------------------
     one copy of (i) each financial statement, report, notice or proxy statement sent by the Guarantor or any Subsidiary or the Parent to public securities holders generally, (ii) each regular, periodic or current report and each registration statement (without exhibits except as expressly requested by such holder and other than registration statements on Form S-8 or any successor form), and each final prospectus and all amendments thereto filed by the Guarantor or any Subsidiary or the Parent with the Securities and Exchange Commission, (iii) each call report or similar report filed with the Board of Governors of the Federal Reserve System and (iv) each press release and other statement made available generally by the Guarantor or any Subsidiary to the public (unless included as an exhibit to a current report filed with the Securities and Exchange Commission) concerning developments that are Material;

          (d)  Notice of Lease Default or Lease Event of Default -- promptly,
               -------------------------------------------------
     and in any event within five days after a Responsible Officer becoming aware of the existence of any Lease Default or Lease Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in clause (x) of Article 22(a) of the Lease, a written notice specifying the nature and period of existence thereof and what action the Guarantor or the Lessee is taking or proposes to take with respect thereto;

          (e)  ERISA Matters -- promptly, and in any event within five days
               -------------
     after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Guarantor or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Guarantor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; and

          (f)  Requested Information -- with reasonable promptness, such other
               ---------------------
     data and information relating to the business, operations, affairs, financial condition, assets or properties of the Guarantor or any of its Material Subsidiaries or relating to the ability of the Guarantor to perform its obligations under this Guaranty as from time to time may be reasonably requested by such Obligee.

3.2. OFFICER'S CERTIFICATES.

          Each set of financial statements delivered to an Obligee pursuant to
Section 3.1(a) or Section 3.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a)  Covenant Compliance -- the information (including detailed
               -------------------
     calculations) required in order to establish whether the Guarantor was in compliance with the requirements of Sections 4.1 and 4.2 hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b)  Event of Default -- a statement that such officer has reviewed
               ----------------
     the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Guarantor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Lease Default or Lease Event of Default or, if any such condition or event existed or exists (including without limitation any such event or condition resulting from the failure of the Guarantor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Guarantor shall have taken or proposes to take with respect thereto.

3.3. INSPECTION.

          The Guarantor shall permit the representatives of each Obligee:

          (a)  No Lease Default -- if no Lease Default or Lease Event of Default
               ----------------
     then exists, at the expense of such Obligee and upon reasonable prior notice to the Guarantor, to visit the principal executive office of the Guarantor, to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries with the Guarantor's officers, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Guarantor, which consent will not be unreasonably withheld) to visit the other offices and properties of the Guarantor and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b)  Lease Default -- if a Lease Default or Lease Event of Default
               -------------
     then exists, at the expense of the Guarantor to visit and inspect any of the offices or properties of the Guarantor or any Subsidiary, to examine all their respective books of account, records, reports and other papers (other than information that the Guarantor is prohibited from disclosing under applicable laws), to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Guarantor authorizes said accountants to discuss the affairs, finances and accounts of the Guarantor and its Subsidiaries), all at such times and as often as may be requested (and subject to the requirement that each such representative sign the Guarantor's customary confidentiality agreement with respect to any proprietary information sought to be examined or discussed).

3.4.  COMPLIANCE WITH LAW.

          Without limiting the requirements of Articles 6 and 9 of the Lease, the Guarantor will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.5.  INSURANCE.

          Without limiting the requirements of Article 13 of the Lease, the Guarantor will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

3.6.  MAINTENANCE OF PROPERTIES.

          Without limiting the requirements of Article 10 of the Lease, the Guarantor will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Guarantor or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Guarantor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.7.  PAYMENT OF TAXES AND CLAIMS.

          The Guarantor will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Guarantor or any Subsidiary, provided that neither the Guarantor nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Guarantor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Guarantor or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Guarantor or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

3.8.  CORPORATE EXISTENCE, ETC.

          Subject to Section 4.3, the Guarantor will at all times preserve and keep in full force and effect its corporate existence. The Guarantor will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Guarantor or a Subsidiary) and all rights and franchises of the Guarantor and its Subsidiaries unless, in the good faith judgment of the Guarantor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

3.9.  OWNERSHIP OF LESSEE.

          The Guarantor will at all times remain the beneficial owner of all of the outstanding capital stock of the Lessee.

3.10. LINES OF BUSINESS.

          The Guarantor will not, nor will it permit any of its Material Subsidiaries to, engage to any material extent in any line or lines of business activity other than consumer-oriented or consumer-related financial services and database marketing activities, and other financial services to the extent such other financial services are direct applications of the information-based strategies and related proprietary strategies used by the Guarantor in the conduct of its business on the date hereof.

4.    NEGATIVE COVENANTS.

          The Guarantor covenants that commencing on the Basic Term Commencement Date and thereafter so long as any of the Obligations are unpaid:

4.1.  DELINQUENCY RATIO.

          The Guarantor will not permit its Delinquency Ratio on the last day of any calendar month to exceed 5.5%.

4.2.  OTHER FINANCIAL CONDITIONS.

          The Guarantor will not on any date permit

          (a) its Tier 1 Capital to Managed Receivables Ratio to be less than 4.0%, provided that such Ratio may be less than 4.0% during any period of 90 consecutive days so long as (i) on the last day of the fiscal quarter ending on or immediately prior to the first day of such 90-day period, such Ratio was not less than 4.0% and (ii) at no time during such 90-day period is the such Ratio less than 3.5%;

          (b)  its Leverage Ratio to exceed 10.0 to 1;

          (c)  its Tier 1 Leverage Ratio to be less than 5.0%;

          (d) its Tier 1 Capital to Risk Adjusted Assets Ratio to be less than 6.0%;

          (e) its Total Capital to Risk Adjusted Assets Ratio to be less than 10.0%; or

          (f)  its Tangible Net Worth to be less than $450,000,000.

4.3.  MERGER, CONSOLIDATION, ETC.

          The Guarantor will not consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

          (a) the Guarantor shall have obtained the prior written consent to such transaction from the Lessor and the Indenture Trustee (which consent shall not be unreasonably withheld), provided that no such consent shall be required in respect of a consolidation or merger with, or a conveyance, transfer or lease to, the Parent or a Subsidiary of the Parent;

          (b) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Guarantor as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Guarantor is not such corporation, (i) such corporation shall have executed and delivered to the Indenture Trustee its assumption of the due and punctual performance and observance of each covenant and condition of this Guaranty and (ii) shall have caused to be delivered to the Indenture Trustee an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Lessor and the Indenture Trustee, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

          (c)  immediately after giving effect to such transaction,

               (i) no Lease Default or Lease Event of Default shall have occurred and be continuing, and

               (ii) Tangible Net Worth of the Guarantor or such successor, survivor or purchasing or acquiring corporation, as the case may be, shall be at least equal to Tangible Net Worth of the Guarantor immediately before giving affect to such transaction.

No such conveyance, transfer or lease of substantially all of the assets of the Guarantor shall have the effect of releasing the Guarantor or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 4.3 from its liability under this Guaranty.

5.    DEFINITIONS, ETC.

5.1.  DEFINITIONS IN OTHER OPERATIVE DOCUMENTS.

          Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed in the Lease (including Appendix I thereto).

5.2.  ACCOUNTING TERMS.

          All accounting terms not specifically defined herein shall have the meanings given to them in accordance with GAAP.

5.3.  HEADINGS AND REFERENCES.

          Section and other headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Guaranty. Unless otherwise provided, references to Sections, Schedules, and Exhibits shall be deemed references to Sections, Schedules and Exhibits of this Guaranty.

5.4.  CERTAIN DEFINITIONS.

          Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Guaranty and shall include the singular as well as the plural:

          "AFFILIATE" means, with respect to any specified Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, the specified Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Guarantor.

          "CAPITAL ADEQUACY GUIDELINES" means the Capital Adequacy Guidelines for State Member Banks published by the Board of Governors of the Federal Reserve System (12 C.F.R. Part 208, Appendix A and Appendix B, including related definitions in Section 208.31, in each case as amended, modified and supplemented and in effect from time to time or any replacement thereof).

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "DELINQUENCY RATIO" means, on any date and with respect to the Guarantor, the ratio (expressed as a percentage) of (a) the aggregate amount of Past Due Receivables to (b) the aggregate amount of Managed Receivables.

          "ENVIRONMENTAL LAWS" means any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Guarantor under Section 414 of the Code.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "GOVERNMENTAL AUTHORITY"  means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Guarantor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Guarantor or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GUARANTY" means (in addition to this Guaranty) a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "INDEBTEDNESS" for any Person, means: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) non-contingent obligations of such Person in respect of letters of credit, bankers' acceptances or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) all liabilities appearing on its balance sheet in respect of Capital Leases; and (f) Indebtedness of others Guaranteed by such Person.

          "INTANGIBLES" means, as at any date and with respect to any Person, the aggregate amount (to the extent reflected in determining the consolidated stockholders' equity of such Person and its consolidated Subsidiaries) of (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within 12 months after the acquisition of such business) subsequent to September 30, 1996 in the book value of any asset of such Person or any of its consolidated Subsidiaries, (b) all Investments in unconsolidated Subsidiaries of such Person and all equity investments in Persons that are not Subsidiaries of such Person and (c) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

          "LEASE" is defined in the Preliminary Statement.

          "LEASE DEFAULT" means a Default under the Lease.

          "LEASE EVENT OF DEFAULT" means an Event of Default under the Lease.

          "LESSEE" means Capital One Realty, Inc., a Delaware corporation.

          "LEVERAGE RATIO" means, on any date, the ratio of (a) the sum (determined for the Guarantor and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP) of (i) the aggregate outstanding amount of Indebtedness minus (ii) the aggregate amount of all on-balance sheet
                       -----
credit card loans held for securitization on such date to (b) Tangible Net
Worth.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "MANAGED RECEIVABLES" means, on any date, the sum for the Guarantor and its consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) of (a) all on-balance sheet credit card loans and other finance receivables plus (b) all on-balance sheet credit card loans and other
                    ----
finance receivables held for securitization plus (c) all securitized credit card
                                            ----
loans and other finance receivables, provided that, as the term "Managed Receivables" is used in the definition of "Tier I Capital to Managed Receivables Ratio", clauses (a), (b) and (c) above shall be determined exclusive of securitized non-revolving finance receivables.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Guarantor and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Guarantor and its Subsidiaries taken as a whole, or (b) the ability of the Lessee to perform the Obligations, or (c) the ability of the Guarantor to perform its obligations under this Guaranty, or (d) the validity or enforceability of this Guaranty or the Lease Documents.

          "MATERIAL SUBSIDIARY" means any Subsidiary of the Guarantor except a special purpose vehicle.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Guarantor whose responsibilities extend to the subject matter of such certificate.

          "PARENT" means Capital One Financial Corporation, a Delaware corporation.

          "PAST-DUE RECEIVABLES" means, on any date, the sum (determined with respect to the Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP) of (a) all Managed Receivables the minimum payments on which are at least 90 days overdue on such date plus (b) all other non-
                                                ----
performing assets; provided that Managed Receivables that are credit card loans, whether or not at least 90 days overdue, shall not constitute, "Past-Due Receivables" to the extent of any cash balance of the account debtor on such loan on deposit with the creditor (but only to the extent such creditor is entitled under an agreement governing such credit card loan to set-off such cash balances against the obligations of the account debtor under such loan and to the extent such cash balances are not subject to any other set-off or deduction by such creditor or any of its affiliates against a matured obligation owing by such debtor).

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Guarantor or any ERISA Affiliate or with respect to which the Guarantor or any ERISA Affiliate may have any liability.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Guarantor with responsibility for the administration of the relevant portion of this Guaranty.

          "RISK ADJUSTED ASSETS" means, on any date, the amount, for the Guarantor and its consolidated Subsidiaries (determined on a consolidated basis), of "weighted risk assets", within the meaning given to such term in the Capital Adequacy Guidelines.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SECURITIZATION" means the transfer or pledge of assets or interests in assets to a trust, partnership, corporation or other entity, which transfer or pledge is funded by such entity in whole or in part by the issuance of instruments or securities that are paid principally from the cash flow derived from such assets or interests in assets.

          "SECURITY" is defined in Section 1.4 hereof.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or comptroller of the Guarantor.

          "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its

Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Guarantor.

          "TANGIBLE NET WORTH" means, on any date, the consolidated stockholders' equity of the Guarantor and its consolidated Subsidiaries minus
                                                                        -----
their Intangibles, all determined on a consolidated basis in accordance with GAAP.

          "TIER 1 CAPITAL" means, on any date, the amount, for the Guarantor and its consolidated Subsidiaries (determined on a consolidated basis) on such date, of "Tier I capital", within the meaning given to such term in the Capital Adequacy Guidelines.

          "TIER 1 CAPITAL TO MANAGED RECEIVABLES RATIO" means, on any date, the ratio (expressed as a percentage) of (a) Tier 1 Capital to (b) Managed Receivables.

          "TIER 1 CAPITAL TO RISK ADJUSTED ASSETS RATIO" means, on any date, the ratio (expressed as a percentage) of (a) Tier I Capital to (b) Risk Adjusted Assets.

          "TIER 1 LEVERAGE RATIO" means, on any date, the ratio (expressed as a percentage) of (a) Tier I Capital to (b) Total Assets.

          "TOTAL ASSETS" means, on any date, the amount, for the Guarantor and its consolidated Subsidiaries (determined on a consolidated basis) on such date of "average total capital consolidated assets", within the meaning given to such term in the Capital Adequacy Guidelines.

          "TOTAL CAPITAL" means, on any date, the amount, for the Guarantor and its consolidated Subsidiaries (determined on a consolidated basis) on such date, of "total capital", within the meaning given to such term in the Capital Adequacy Guidelines.

          "TOTAL CAPITAL TO RISK ADJUSTED ASSETS RATIO" means, on any date, the ratio (expressed as a percent) of (a) Total Capital to (b) Risk Adjusted Assets.

          "WITHDRAWAL LIABILITY" shall have the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.

6.    MISCELLANEOUS.

6.1.  EXPENSES, ETC.

          The Guarantor shall pay, or cause to be paid, upon demand, any Obligee's reasonable attorneys' and collection fees and all other costs and expenses which may be incurred by any Obligee in any suit or other effort to enforce the Obligations, this Guaranty or both, by legal proceedings or through any bankruptcy court, or otherwise. If the Guarantor fails to pay any amount hereunder when due, the Guarantor shall pay interest, on demand, on such amount at the Overdue Rate accrued from the date of such demand to the date on which all such amounts due have been paid in full.

6.2.  SEVERABILITY.

          The Obligees are relying and are entitled to rely upon each and all of the provisions of this Guaranty; and accordingly, if any provision or provisions of this Guaranty should be held to be invalid, inapplicable, illegal, unenforceable or ineffective, then all other provisions shall continue in full force and effect and this Guaranty shall be construed as if such invalid, inapplicable, illegal, unenforceable or ineffective provision has never been contained herein.

6.3.  NOTICES.

          Except as provided in Section 3.1 hereof respect to information permitted to be made available by electronic media, all notifications, notices, demands, requests and other communications herein provided for or made pursuant hereto shall be in writing and shall be sent by: (a) registered or certified United States mail, return receipt requested, and such communication shall be deemed completed on the third Business Day after the same is deposited in a United States Postal Service with postage charges prepaid; (b) reputable overnight delivery service, and the giving of such communication shall be deemed completed on the immediately succeeding Business Day after the same is deposited with such delivery service; or (c) legible fax with original to follow in accordance with clause (b) above, and the giving of such communication: (i) if to the Lessor, at its address set forth below or its fax number: 801-246-5053,
(ii) if to the Guarantor, at its address set forth below or its fax number: 703-205-1100, (iii) if to the Indenture Trustee, addressed to the address set forth below or its fax number: 860-247-1356 and (iv) if to any other Obligee, at such address or fax number as such Obligee shall designate in writing, and, except as otherwise set forth above, such notifications, notices, demands, requests or other communications shall be deemed given on the date of receipt.

      Lessor:                      c/o First Security Bank, N.A.
                                   79 South Main Street,
                                   Salt Lake City, Utah 84111
                                   Attn: Corporate Trust Administration

      Guarantor:                   Capital One Bank
                                   c/o Capital One Services, Inc.
                                   2980 Fairview Park Drive, Suite 1300
                                   Falls Church, Virginia 22042
                                   Attn:  Director, Corporate Finance

                                   with a copy to the Legal Department

      Indenture Trustee:           c/o First Union National Bank
                                   10 State House Square
                                   Hartford, CT 06103
                                   Attn:  Corporate Trust Administration

6.4.  SUCCESSORS AND ASSIGNS.

          Wherever the term "Lessor" or the term "Lessee" is used herein, those terms shall mean, in addition to the parties described above, any assignees or successors of either permitted by the Lease if, and to the extent, such assignee or successor has properly been assigned, or succeeded to the rights and obligations of the party in question. This Guaranty shall be binding upon and shall inure to the benefit of the Obligees and their respective successors and assigns.

6.5.  AMENDMENTS; NO WAIVER.

          No provision of this Guaranty (other than Section 3 or 4 hereof and the definitions related thereto) can be changed, waived, discharged or terminated except by an instrument in writing signed by the Lessor and the Guarantor, and consented to in writing by the Indenture Trustee or all the Obligees, expressly referring to the provision of this Guaranty to which such instrument relates. No provision of Section 3 or 4 hereof or any definition related to such provisions can be changed, waived, discharged or terminated except by an instrument in writing signed by the Lessor and the Guarantor, and consented to in writing by the Indenture Trustee or Obligees holding 66-2/3% in principal amount of the outstanding Notes, expressly referring to the provision of this Guaranty to which such instrument relates. No such waiver effected in accordance with this Section 6.5 shall extend to, affect or impair any right with respect to the Obligations which is not expressly dealt with therein. No course of dealing or delay or omission on the part of any Obligee exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.

6.6.  GOVERNING LAW.

          This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

6.7.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

          The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any Florida, New York or Virginia State court or Federal court of the United States of America sitting in Florida, Virginia or the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or the Lease Documents, or for recognition or enforcement of any judgment, and irrevocably and unconditionally consents to all claims in respect to any such action or proceeding being heard and determined in such Florida, New York or Virginia court or, to the extent permitted by law, in such Federal court.

          The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or the Lease Documents in any Florida, Virginia or New York State or Federal court. The Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          The Guarantor consents to process being served in any suit, action or proceeding of the nature referred to above by sending copy thereof by any commercial delivery service or by mailing the copy thereof by registered or certified United States mail, return receipt requested, postage prepaid, to the address of the Guarantor specified in or designated pursuant to Section 6.3 hereof. The Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Guarantor. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any commercial delivery service. Nothing in this Section 6.7 shall affect the right of any Obligee to serve process in any manner permitted by law, or limit any right that any Obligee may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction and in any other jurisdiction.

          THE GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY, THE LEASE DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

6.8.  COUNTERPARTS.

          This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties or signatories hereto may execute this Guaranty by signing any such counterpart.

6.9.  EFFECTIVENESS.

          All representations, warranties and covenants in this Guaranty shall become effective at the time of the delivery hereof on the Basic Term Commencement Date.

          IN WITNESS WHEREOF, this Guaranty has been duly executed as of the date first above written.

                              CAPITAL ONE BANK


                              By /s/ Stephen Linehan
                                 -------------------
                                 Title: Manager of Corporate
                                 Finance


          IN WITNESS WHEREOF, the Lessor consents and agrees to the terms and provisions of this Guaranty as of the date first above written.

                              FIRST SECURITY BANK, N.A., as
                                 Owner Trustee


                              By /s/ C. Scott Nielson
                                 --------------------
                                 Title: Vice President


                                     /s/ Val T. Orton
                              -----------------------------
                              Val T. Orton, as Owner Trustee

Schedule 2.4 -- Material Subsidiaries and Affiliates
----------------------------------------------------


Schedule 2.5 -- Financial Statements
------------------------------------


Schedule 2.8 - Litigation
-------------------------


Schedule 2.11 -- Exceptions to Licenses,
----------------------------------------
Permits and Intellectual Property
---------------------------------


Schedule 2.14 -- Existing Indebtedness;  Future Liens
-----------------------------------------------------